Exhibit 10.1

Execution Version

Resignation and Appointment of Administrative Agent,

L/C Issuer and Swingline Lender and Third Amendment to Credit Agreement

This Resignation and Appointment of Administrative Agent, L/C Issuer and Swingline Lender and Third Amendment to Credit Agreement (herein, this “Amendment”) is entered into as of October 25, 2024 (the “Third Amendment Effective Date”), among POSTAL REALTY LP, a Delaware limited partnership (the “Borrower”), POSTAL REALTY TRUST, INC., a Maryland corporation (“Postal Realty REIT”), and certain direct and indirect subsidiaries of the Borrower party hereto, as Guarantors, the Lenders party hereto, and Bank of Montreal (“Bank of Montreal”) as resigning administrative agent (in such capacity, the “Resigning Administrative Agent”), resigning L/C issuer (in such capacity, the “Resigning L/C Issuer”) and resigning swingline lender (in such capacity, the “Resigning Swingline Lender”) and Truist Bank, as successor administrative agent

(in such capacity, the “Successor Administrative Agent”), successor L/C issuer (in such capacity, the “Successor L/C Issuer”) and successor swingline lender (in such capacity, the “Successor Swingline Lender”).

Preliminary Statements

A. The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Resigning Administrative Agent entered into that certain Credit Agreement, dated as of August 9, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. Resigning Administrative Agent desires to resign as the Administrative Agent under the Credit Agreement and the other Loan Documents and Successor Administrative Agent desires to accept its appointment as the successor Administrative Agent under the Credit Agreement and the other Loan Documents under the terms and conditions as set forth herein.

C. Resigning L/C Issuer desires to resign as the L/C Issuer under the Credit Agreement and the other Loan Documents and Successor L/C Issuer desires to accept its appointment as the successor L/C Issuer under the Credit Agreement and the other Loan Documents under the terms and conditions as set forth herein.

D. Resigning Swingline Lender desires to resign as the Swingline Lender under the Credit Agreement and the other Loan Documents and Successor Swingline Lender desires to accept its appointment as the successor Swingline Lender under the Credit Agreement and the other Loan Documents under the terms and conditions as set forth herein.

E. Concurrent with the execution and delivery of this Amendment, the Borrower has requested the Lenders agree to (i) increase the aggregate Commitments, to be effected by an increase in the Delayed Draw Term Loan Commitments in an aggregate amount equal to $50,000,000 and (ii) decrease the aggregate amount by which the Term Loans may be increased pursuant to Section 2.15 of the Credit Agreement.

F. To facilitate the foregoing, Borrower has requested that the Successor Administrative Agent and the Lenders make certain amendments to the Credit Agreement, and the Successor Administrative Agent and the Lenders are willing to do so under the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Resignation and Appointment of Administrative Agent

1.1. Pursuant to Section 10.6 of the Credit Agreement and effective as of the Third Amendment Effective Date, (i) Resigning Administrative Agent resigns as the Administrative Agent under the Credit Agreement and the other Loan Documents, (ii) the Required Lenders have authorized the appointment of the Successor Administrative Agent as the successor Administrative Agent under the Credit Agreement and the other Loan Documents, and (iii) Successor Administrative Agent accepts its appointment as the successor Administrative Agent under the Credit Agreement and the other Loan Documents.

1.2. In connection with the agency succession described in the foregoing Section 1.1, without the need for any further action, effective as of the Third Amendment Effective Date, (i) Successor Administrative Agent hereby succeeds to and hereby is vested with all of the rights, powers, privileges and duties of Resigning Administrative Agent (in its capacity as Administrative Agent) under the Credit Agreement and the other Loan Documents, (ii) Resigning Administrative Agent is discharged from its duties and obligations as Administrative Agent under the Credit Agreement and the other Loan Documents, (iii) all protective provisions of the Loan Documents pertaining to the Administrative Agent, including without limitation Sections 10 and 13.4 of the Credit Agreement, shall continue to inure to Resigning Administrative Agent’s benefit as to any actions taken or omitted to be taken by Resigning Administrative Agent while it served as Administrative Agent under the Credit Agreement and the other Loan Documents, (iv) Successor Administrative Agent shall bear no responsibility for any actions taken or omitted to be taken by Resigning Administrative Agent while it served as Administrative Agent under the Credit Agreement and the other Loan Documents prior to the effectiveness of this Amendment, including, without limitation, its continuing entitlement to the benefit of the provisions of Section 10.3 of the Credit Agreement in respect of any actions taken or omitted to be taken by it while acting as Administrative Agent, and (v) Resigning Administrative Agent shall bear no responsibility for any actions taken or omitted to be taken by Successor Administrative Agent as Administrative Agent under the Credit Agreement and the other Loan Documents.

1.3. By their execution of this Amendment, the Required Lenders hereby consent to the resignation of Resigning Administrative Agent as Administrative Agent under the Credit Agreement and the appointment of Successor Administrative Agent as successor Administrative Agent under the Credit Agreement pursuant to the terms of this Amendment.

Section 2. Replacement of L/C Issuer

2.1. Pursuant to Sections 2.3(h) and 10.8 of the Credit Agreement and effective as of the Third Amendment Effective Date, the Resigning L/C Issuer hereby resigns as L/C Issuer under the Credit Agreement and assigns all of its rights, powers, privileges and duties as L/C Issuer under the Credit Agreement and the other Loan Documents to the Successor L/C Issuer.

2.2. In connection with the L/C Issuer resignation and assignment described in the foregoing Section 2.1, without the need for any further action, effective as of the Third Amendment Effective Date, (i) Successor L/C Issuer hereby succeeds to and hereby is vested with all of the rights, powers, privileges and duties of Resigning L/C Issuer (in its capacity as L/C Issuer) under the Credit Agreement and the other Loan Documents, (ii) there are no Letters of Credit issued prior to the date hereof that remain issued and outstanding and Resigning L/C Issuer shall not be required to issue additional Letters of Credit after the Third Amendment Effective Date, (iii) Resigning L/C Issuer is discharged from its duties and obligations as L/C Issuer under the Credit Agreement and the other Loan Documents with respect to Letters of Credit issued on and after the Third Amendment Effective Date, (iv) all protective provisions of the Loan Documents pertaining to the L/C Issuer, including without limitation Sections 2.3(f) and 10.8 of the Credit Agreement, shall continue to inure to Resigning L/C Issuer’s benefit as to any actions taken or omitted to be taken by Resigning L/C Issuer while it served as L/C Issuer under the Credit Agreement and the other Loan Documents, (v) Successor L/C Issuer shall bear no responsibility for any actions taken or omitted to be taken by Resigning L/C Issuer while it served as L/C Issuer under the Credit Agreement and the other Loan Documents which occurred prior to the effectiveness of this Amendment, and (vi) Resigning L/C Issuer shall bear no responsibility for any actions taken or omitted to be taken by Successor L/C Issuer as L/C Issuer under the Credit Agreement and the other Loan Documents which occurs after the effectiveness of this Agreement.

2.3. By their execution of this Amendment, the Resigning Administrative Agent, Successor Administrative Agent and Borrower hereby consent to the resignation of Resigning L/C Issuer as L/C Issuer under the Credit Agreement and appointment of Successor L/C Issuer as successor L/C Issuer under the Credit Agreement pursuant to the terms of this Amendment.

Section 3. Replacement of Swingline Lender

3.1. Pursuant to Sections 10.8 and 13.2 of the Credit Agreement and effective as of the Third Amendment Effective Date, the Resigning Swingline Lender hereby resigns as Swingline Lender under the Credit Agreement and assigns all of its rights, powers, privileges and duties as Swingline Lender under the Credit Agreement and the other Loan Documents to the Successor Swingline Lender.

3.2. In connection with the Swingline Lender resignation and assignment described in the foregoing Section 3.1, without the need for any further action, effective as of the Third Amendment Effective Date, (i) Successor Swingline Lender hereby succeeds to and hereby is vested with all of the rights, powers, privileges and duties of Resigning Swingline Lender (in its capacity as Swingline Lender) under the Credit Agreement and the other Loan Documents, (ii) there are no Swingline Loans made by the Resigning Swingline Lender that are outstanding as of the Third Amendment Effective Date and Resigning Swingline Lender shall not be required to make additional Swingline Loans after the Third Amendment Effective Date, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swingline Loans, (iii) Resigning Swingline Lender is discharged from its duties and obligations as Swingline Lender under the Credit Agreement and the other Loan Documents with respect to Swingline Loans made on and after the Third Amendment Effective Date, (iv) all protective provisions of the Loan Documents pertaining to the Swingline Lender, including without limitation Sections 2.2(b) and 10.8 of the Credit Agreement, shall continue to inure to Resigning Swingline Lender’s benefit as to any actions taken or omitted to be taken by Resigning Swingline Lender while it served as Swingline Lender under the Credit Agreement and the other Loan Documents, (v) Successor Swingline Lender shall bear no responsibility for any actions taken or omitted to be taken by Resigning Swingline Lender while it served as Swingline Lender under the Credit Agreement and the other Loan Documents which occurred prior to the effectiveness of this Amendment, and (vi) Resigning Swingline Lender shall bear no responsibility for any actions taken or omitted to be taken by Successor Swingline Lender as Swingline Lender under the Credit Agreement and the other Loan Documents which occurs after the effectiveness of this Agreement.

3.3. By their execution of this Amendment, the Resigning Administrative Agent, Successor Administrative Agent and Borrower hereby consent to the resignation of Resigning Swingline Lender as Swingline Lender under the Credit Agreement and appointment of Successor Swingline Lender as successor Swingline Lender under the Credit Agreement pursuant to the terms of this Amendment.

Section 4. Third Amendment Delayed Draw Term Loan Increase.

4.1. The Borrower hereby requests that, notwithstanding the limitations set forth in Section 2.15 of the Credit Agreement in effect immediately prior to this Amendment, the Lenders make available to it an increase to the Delayed Draw Term Loan Commitments in the aggregate principal amount of up to $50,000,000 (the “Third Amendment Delayed Draw Term Loan Increase”). Upon the satisfaction or waiver of the conditions precedent set forth in Section 6 below, the Lenders hereby agree and consent to the Third Amendment Delayed Draw Term Loan Increase.

Section 5. Third Amendment Effective Date Amendments to Credit Agreement

5.1. The Credit Agreement is hereby amended by replacing each instance of “Bank of Montreal” therein with “Truist Bank” in lieu thereof.

5.2. The Cover Page of the Credit Agreement is amended by adding the CUSIP Numbers below thereto:

Deal CUSIP Number:	73757NAA9
Revolving Facility CUSIP Number:	73757NAB7
Delayed Draw Term Loan CUSIP Number:	73757NAC5
Initial Term Loan CUSIP Number:	73757NAD3

5.3. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Delayed Draw Term Loan Availability Period” means the period from and including the First Amendment Effective Date to the earliest of (i) the date on which the Delayed Draw Term Loans have been advanced by the Lenders in an amount equal to the Delayed Draw Term Loan Commitment, (ii) the date all Delayed Draw Term Loan Commitments have been terminated and (iii) June 30, 2026.

“Delayed Draw Term Loan Commitment” means, as to any Lender, the several (and not joint) obligation of such Lender to make its Delayed Draw Term Loans during the Delayed Draw Term Loan Availability Period in the aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.2 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the aggregate amount of the outstanding Delayed Draw Term Loans as of the Third Amendment Effective Date is $165,000,000 and the aggregate amount of the unused Delayed Draw Term Loan Commitments of the Lenders as of the Third Amendment Effective Date is $10,000,000.

“Delayed Draw Term Loan Percentage” means, for each Lender, (a) at any time during the Delayed Draw Availability Period, the percentage of the aggregate Delayed Draw Term Loan Commitment represented by such Lender’s Delayed Draw Term Loan Commitment and (b) at any time after the Delayed Draw Availability Period, the percentage of the aggregate principal amount of all Delayed Draw Term Loans then outstanding held by such Lender.

“L/C Issuer” means Truist Bank, in its capacity as the issuer of Letters of Credit hereunder, together with its successors in such capacity as provided in Section 2.3(h).

“Lenders” means and includes Truist Bank and the other Persons listed on Schedule 2.2 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender.

“Sustainability Structuring Agent” means Truist Bank, in its capacity as Sustainability Structuring Agent.

“Swingline Lender” means Truist Bank, in its capacity as the Lender of Swingline Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 13.2.

5.4. Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in proper alphabetical order:

“Third Amendment Effective Date” means October 25, 2024.

5.5. Clause (b) of Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Delayed Draw Term Loans. Subject to the terms and conditions hereof, each Lender with a Delayed Draw Term Loan Commitment, by its acceptance hereof, severally agrees with effect from the First Amendment Effective Date, the Second Amendment Effective Date or the Third Amendment Effective Date, as applicable, to make one or more term loans (individually a “Delayed Draw Term Loan” and collectively for all the Lenders, the “Delayed Draw Term Loans”) in U.S. Dollars to Borrower in the applicable amounts set forth opposite such Lender’s name on Schedule 2.2 attached hereto on a cumulative basis during the Delayed Draw Term Loan Availability Period. The Delayed Draw Term Loans shall be advanced in one or more Borrowings until the last day of the Delayed Draw Term Loan Availability Period, at which time the Delayed Draw Term Loan Commitments shall expire. Each advance of the Delayed Draw Term Loan shall not be less than $5,000,000, or, if less, an amount equal to the entire remaining Delayed Draw Term Loan Commitment and shall be made ratably by the Lenders in proportion to their respective Delayed Draw Term Loan Percentages. The principal amount of each Delayed Draw Term Loan shall permanently reduce the Delayed Draw Term Loan Commitment by the amount of such Delayed Draw Term Loan, and the Delayed Draw Term Loan Commitment shall be automatically reduced in accordance with Section 2.11. As provided in Section 2.6(a), the Borrower may elect that the Delayed Draw Term Loans be outstanding as Base Rate Loans, Daily Simple SOFR Loans or SOFR Loans. No amount repaid or prepaid on any Delayed Draw Term Loan may be borrowed again.

5.6. The first sentence of Section 2.15 is hereby amended and restated in its entirety to read as follows and the second sentence of Section 2.15 is hereby deleted in its entirety:

The Borrower may request, from time to time, on any Business Day after the Third Amendment Effective Date and prior to the date that is six (6) months prior to the Revolving Credit Termination Date by written notice to the Administrative Agent in the form attached hereto as Exhibit J or in such other form reasonably acceptable to the Administrative Agent (a “Commitment Amount Increase Request”) at least five (5) Business Days prior to the desired effective date of such increase (the “Commitment Amount Increase”) (i) an increase to the then existing Revolving Credit Commitments by an amount not in excess of $150,000,000 (any such increase, the “Incremental Revolving Credit Commitments”) so that the aggregate Revolving Credit Commitments are not in excess of $300,000,000 and not less than $5,000,000 individually and/or (ii) the establishment of one or more new term loan commitments or an increase to the existing Term Loans (any such increase, the “Incremental Term Loan Commitments”), by an amount not in excess of $50,000,000 in the aggregate so that the aggregate Term Loans are not in excess of $300,000,000 and not less than $5,000,000 individually.

5.7. The notice address for the Administrative Agent contained in Section 13.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Truist Bank
303 Peachtree Street NE, 24th Floor
Atlanta, GA 30308
MC: GA-ATL-0661

Attention:	Vincent Hughes
Phone:	(404) 479-1992
E-mail:	vincent.hughes@truist.com

with a copy to:

Riemer & Braunstein LLP
100 Cambridge Street, 22nd Floor
Boston, Massachusetts 02114

Attention:	Kevin J. Lyons, Esquire
Phone:	(617) 880-3433
E-mail:	klyons@riemerlaw.com

5.8. Schedule 2.2 of the Credit Agreement (Commitments and Outstanding Loan Amounts) is hereby deleted in its entirety and replaced with Schedule 2.2 to this Amendment.

Section 6. Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

6.1. The Borrower, the Guarantors, the Required Lenders, the Resigning Administrative Agent, the Successor Administrative Agent, the Resigning L/C Issuer, the Successor L/C Issuer, the Resigning Swingline Lender and the Successor Swingline Lender shall have executed and delivered this Amendment.

6.2. If requested by any Lender, the Successor Administrative Agent shall have received for such Lender such Lender’s duly executed Note of the Borrower evidencing such Lender’s Loans and otherwise in compliance with the provisions of Section 2.10 of the Credit Agreement.

6.3. The Successor Administrative Agent shall have received a certificate for Postal Realty REIT from its Secretary or Assistant Secretary (or comparable Responsible Officer), certifying as of the date hereof that attached thereto are true, correct and complete copies of resolutions of Postal Realty REIT’s Board of Directors (or similar governing body) authorizing and approving the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby.

6.4. The Successor Administrative Agent shall have received a Third Amendment Effective Date Closing Certificate.

6.5. All fees set forth in that certain fee letter between the Borrower and the Successor Administrative Agent shall have been paid in full in immediately available funds.

Section 7. Representations.

In order to induce the Resigning Administrative Agent, the Successor Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each of the Guarantors signing below (each, a “Loan Party” and collectively, the “Loan Parties”) hereby represent and warrant to the Resigning Administrative Agent, the Successor Administrative Agent and the Lenders that as of the date hereof:

7.1. Authorization, Etc. Each Loan Party has the full right and authority to enter into this Amendment and to perform all of its obligations under this Amendment and the other Loan Documents to which it is a party. This Amendment has been duly authorized, executed and delivered by the Loan Parties and constitutes valid and binding obligations of the Loan Parties, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Amendment does not, nor does the performance or observance by any Loan Party of any of the matters and things herein provided for, (i) violate or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any provision of the organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement, etc.) of any Loan Party, (ii) constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any of their respective Property, in each case where such default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien on any Property of any Loan Party. No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is necessary to the valid execution, delivery or performance by any Loan Party of this Amendment, except (a) for such approvals which have been obtained prior to the date of this Amendment and remain in full force and effect and (b) where the failure to obtain such authorizations, consents, licenses, exemptions or approvals, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.2. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they were true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.

7.3. No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

Section 8. Reaffirmations.

8.1. Guaranties. Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. Each Guarantor hereby confirms to the Successor Administrative Agent that, after giving effect to the transactions contemplated by this Amendment, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and constitutes valid and binding obligations of such Guarantor, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement.

Section 9. Miscellaneous.

9.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. This Amendment shall be deemed to be a Loan Document for all purposes.

9.2. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Resigning Administrative Agent and Successor Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Resigning Administrative Agent and Successor Administrative Agent.

9.3. This Amendment may be in the form of an electronic record and may be executed using electronic signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The provisions contained in Sections 13.17 (Governing Law; Jurisdiction; Consent to Service of Process) and 13.18 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

[Signature Pages to Follow]

This Resignation and Appointment of Administrative Agent, L/C Issuer and Swingline Lender and Third Amendment to Credit Agreement is entered into as of the date and year first above written.

“Borrower”

Postal Realty LP

By:	Postal Realty Trust, Inc.
Its:	General Partner

By:	/s/ Robert Klein
Name:	Robert Klein
Title:	Chief Financial Officer

“Postal Realty REIT”

Postal Realty Trust, Inc.

By:	/s/ Robert Klein
Name:	Robert Klein
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

“Material Subsidiary Guarantors”

A and J Assets LLC

Alabama Postal Holdings, LLC

Arkansas Postal Holdings LLC

Asset 20024, L.L.C.

Bicostal Postal Realty Holdings LLC

Birmingham Postal Realty Holdings LLC

Eagle Landing Postal Realty Holdings LLC

Eastern Postal Realty Holdings, LLC

Gary Glen Park Realty, LLC

Georgia Postal Realty Holdings LLC

Greensboro Postal Realty Holdings LLC

Harbor Station, LLC

Hiler Buffalo LLC

Illinois Postal Holdings, LLC

Indiana Postal Realty Holdings LLC

Iowa Postal Holdings, LLC

Louisiana Postal Holdings, LLC

Mass Postal Holdings LLC

Michigan Postal Holdings LLC

Midwestern Postal Realty Holdings, LLC

Milwaukee Postal Realty Holdings LLC

Missouri & Minnesota Postal Holdings, LLC

New Mexico Postal Realty Holdings LLC

Ohio Postal Holdings, LLC

Pennsylvania Postal Holdings, LLC

Postal Holdings LLC

PPP ASSETS, LLC

Puerto Rico Postal Realty Holdings LLC

South Carolina Postal Holdings LLC

Southern Postal Realty Holdings, LLC

Tennessee Postal Holdings, LLC

Topeka Postal Realty Holdings LLC

United Post Office Investments, LLC

UPH Merger Sub LLC

Virginia Beach Postal Holdings LLC

Western Postal Realty Holdings, LLC

Wisconsin Postal Holdings, LLC

By:	/s/ Robert Klein
Name:	Robert Klein
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

“Resigning Administrative Agent, Resigning L/C Issuer, and Resigning Swingline Lender”

Bank of Montreal

By:	/s/ Rebecca Liu Chabanon
Name:	Rebecca Liu Chabanon
Title:	Director

[Signature Page to Third Amendment to Credit Agreement]

“Successor Administrative Agent, Successor L/C Issuer, Successor Swingline Lender and Sustainability Structuring Agent”

Truist Bank

By:	/s/ C. Vincent Hughes, Jr.
Name:	C. Vincent Hughes, Jr.
Title:	Director

[Signature Page to Third Amendment to Credit Agreement]

“Lenders”

Truist Bank

By:	/s/ C. Vincent Hughes, Jr.
Name:	C. Vincent Hughes, Jr.
Title:	Director

[Signature Page to Third Amendment to Credit Agreement]

BMO Bank N.A.

By:	/s/ Rebecca Liu Chabanon
Name:	Rebecca Liu Chabanon
Title:	Director

[Signature Page to Third Amendment to Credit Agreement]

JPMorgan Chase Bank, N.A.

By:	/s/ Austin Lotito
Name:	Austin Lotito
Title:	Executive Director

[Signature Page to Third Amendment to Credit Agreement]

M&T Bank

By:	/s/ Cameron Daboll
Name:	Cameron Daboll
Title:	SVP

[Signature Page to Third Amendment to Credit Agreement]

TriState Capital Bank

By:	/s/ Ellen Frank
Name:	Ellen Frank
Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

Stifel Bank & Trust

By:	/s/ Matthew L. Diehl
Name:	Matthew L. Diehl
Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

Mizuho Bank Ltd

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Managing Director

[Signature Page to Third Amendment to Credit Agreement]